Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated August 13, 2025, relating to the financial statement of Forgent Power Solutions, Inc. (the Company) which appears in the Company’s Registration Statement on Form S-1 (333-292632).

/s/ BDO USA, P.C.

Houston, Texas

February 4, 2026